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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERUS GROUP CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Filed by: AmerUs Group Co.
Pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: AmerUs Group Co.
Commission File No. 001-15166
On September 28, 2006, AmerUs Group Co. (“Company”) posted a notice on the Company’s internal website for the information of Company employees. A copy of the notice is set forth below.
AmerUs Proxy Statement Arriving in Your Mail: Associates Reminded To Vote
Recently, AmerUs Group mailed a proxy statement and proxy card to our shareholders, in which they are asked to approve an agreement and plan of merger that the Company entered into on July 12, 2006. If approved, AmerUs will become an indirect, wholly-owned subsidiary of Aviva plc and our shareholders will receive $69 in cash for each share of Company common stock they own.
As associates of AmerUs Group, you are also a shareholder and are encouraged to vote your shares when you receive the proxy statement in the mail. There are three methods you may vote your shares:
1.  Internet
2.  Telephone
3.  Postage-paid return envelope
The Internet and telephone options are the most expedient and cost effective method to vote. Instruction on how to use these options, as well as the Internet address and telephone number, are included on the proxy card.
AmerUs Group’s board of directors has determined that the merger agreement and the merger are fair to and in the best interests of the Company and its shareholders, and has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement. AmerUs Group’s board of directors unanimously recommends that the Company’s common shareholders vote “FOR” the proposal to approve the merger agreement.
Questions
Any questions related to the proxy statement can be directed to Marty Ketelaar, vice president of investor relations, at (515) 362-3693
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of AmerUs Group Co. by Aviva plc. In connection with the proposed acquisition, AmerUs Group will file with or furnish to the Securities and Exchange Commission all relevant materials. AmerUs Group filed a definitive proxy statement with the Securities and Exchange Commission in connection with the proposed acquisition on September 13, 2006. SECURITY HOLDERS OF AMERUS GROUP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING AMERUS GROUP’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the definitive proxy statement and other documents filed or furnished by AmerUs Group at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, free copies of the definitive proxy statement and other documents are available on AmerUs Group’s website at www.amerus.com. The definitive proxy statement and other relevant documents may also be obtained for free from AmerUs Group by directing such request to Investor Relations, AmerUs Group, PO Box 1555, Des Moines, Iowa 50306-1555. The contents of the websites referenced above are not deemed to be incorporated by reference into the definitive proxy statement.
Participants in Solicitation
AmerUs Group and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding all of AmerUs Group’s participants in the solicitation is included in the definitive proxy statement filed by AmerUs Group with the Securities and Exchange Commission on September 13, 2006, which may be supplemented by additional soliciting documents. The definitive proxy statement is, and any additional soliciting documents will be, available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from AmerUs Group at www.amerus.com or by directing such request to the address provided in the section above.
Cautionary Statement Regarding Forward-Looking Statements
This document contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar and related expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on AmerUs Group. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (1) the shareholders of AmerUs Group may not approve the merger agreement at the special shareholder meeting; (2) the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (3) the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; or (4) other factors that may be referred to in AmerUs Group’s reports filed with or furnished to the Securities and Exchange Commission from time to time. There can be no assurance that other factors not currently anticipated by AmerUs Group will not materially and adversely affect future events. Security holders are cautioned not to place undue reliance on any forward-looking statements made by AmerUs Group or on its behalf. Forward-looking statements speak only as of the date the statement was made. AmerUs Group undertakes no obligation to update or revise any forward-looking statement.